Exhibit 10.1

[HOLDER OF SECURITIES LETTERHEAD]

July __, 2007

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Attention: Corporate Trust Services

Internal mail EP-MN-WS3C

Re:	Affordable Residential Communities LP 7½ % Senior Exchangeable

Notes due 2025

Ladies and Gentlemen:

Reference is made to the certain indenture, dated as of August 9, 2005 (the "Indenture"), by and between Affordable Residential Communities LP (the "Company") and U.S. Bank National Association, as Trustee, for the 7½% Senior Exchangeable Notes Due 2025 of the Company. Capitalized terms used and not otherwise defined herein have the respective meanings specified in the Indenture.

Pursuant to Sections 7.4, 7.5 and 10.2 of the Indenture, the undersigned Holder of Securities hereby waives (i) any and all compliance with Article 6 of the Indenture and (ii) any Default, Event of Default or other non-compliance, in either case with respect to the entry into and the consummation of, or otherwise relating to, that certain Transaction Agreement, dated April 17, 2007, by and among Affordable Residential Communities Inc., the Company, ARC Dealership, Inc., ARC Management Services, Inc., ARCIV GV, Inc., ARCMS, Inc., ARC TRS, Inc., Salmaho Irrigation Co., Windstar Aviation Corp., ARC/DAM Management, Inc., Colonial Gardens Water, Inc. and American Riverside Communities LLC, an affiliate of Farallon Capital Management L.L.C. and the transactions contemplated thereunder (this "Waiver").

Except as set forth above, the Indenture shall remain in full force and effect and shall be otherwise unaffected.

Sincerely,

[HOLDER OF SECURITIES],

as Holder of Securities with an aggregate principle amount of _________

By:__________________________________

Name:

Title: